                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into INVESTools Inc.'s previously filed Registration Statement on Form S-8 (Registration No. 333-75070) dated December 13, 2001.


/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP
Los Angeles, California
April 15, 2002